UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 6, 2012

PERRIGO COMPANY

(Exact name of registrant as specified in its charter)

MICHIGAN	0-19725	38-2799573
(State of other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)	No.)

515 Eastern Avenue, Allegan, Michigan	49010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (269) 673-8451

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

On November 7, 2012, Perrigo Company (the “Company”) released earnings for the first fiscal quarter 2013. The press release related to the Company’s earnings is attached as Exhibit 99.1.

The earnings release contains certain non-GAAP measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of income, balance sheets or statements of cash flows of the company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation for cost of sales, gross profit, operating expenses, operating income, income tax expense, net income and earnings per share within its earnings release to the most directly comparable U.S. GAAP measure for these non-GAAP measures.

The Company excludes the items listed below in the applicable period when monitoring and evaluating the on-going financial results and trends of its business, and believes that presenting operating results excluding these items is also useful for investors, since it provides important insight into the Company's on-going core business operations on a normalized basis. Adjusted earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of the Company’s business from period to period without the effect of the non-core business items indicated. Management uses adjusted earnings to prepare operating budgets and forecasts and to measure the Company’s performance against those budgets and forecasts on a corporate and segment level.

Items excluded from reported results and guidance:

First Quarter Fiscal 2012 Results

-	Amortization of acquired intangible assets related to business combinations and asset acquisitions
-	A charge associated with the step-up in value of inventory acquired
-	Acquisition-related and severance charges for completed business acquisition
-	Earnings associated with sale of pipeline development projects

First Quarter Fiscal 2013 Results

-	Amortization of acquired intangible assets related to business combinations and asset acquisitions
-	Acquisition charges for pending business acquisition

Fiscal 2012 Results

-	Amortization of acquired intangible assets related to business combinations and asset acquisitions
-	A charge associated with the step-up in value of inventory acquired
-	Acquisition-related and severance charges for completed business acquisition
-	Restructuring charges for organizational improvements
-	A net charge associated with acquired research and development and proceeds from sale of in-process research and development projects
-	Earnings associated with sale of pipeline development projects

Fiscal 2013 Guidance

-	Amortization of acquired intangible assets related to business combinations and asset acquisitions
-	A charge associated with the step-up in value of inventory acquired
-	Acquisition charges for pending business acquisition

The information in this Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 6, 2012, the Board of Directors of the Company appointed Jacqualyn A. Fouse, Ph.D. as a new director of the Company for a term expiring on the date of the 2013 annual meeting. The Board has appointed Ms. Fouse to the Audit Committee.

Ms. Fouse, 51, has served as Executive Vice President and Chief Financial Officer of Celgene Corporation, a leading global biopharmaceutical company, since September 2010.  From July 2007 until September 2010, she served as Chief Financial Officer for Bunge Ltd., a leading global agribusiness and food company. From 2002 to July 2007, Ms. Fouse served as Senior Vice President, Chief Financial Officer and Corporate Strategy, at Alcon Laboratories, a leading eye care company.  Prior to Alcon Laboratories, from 2001 to 2002 Ms. Fouse was Chief Financial Officer of Swissair Group in Switzerland and from 1999 to 2001 was Group Treasurer of Nestle S.A. in Switzerland.  Ms. Fouse held various senior level financial positions in both the U.S. and Switzerland with both Alcon and Nestle from 1986 to 1999.  She also held positions with LTV Aerospace and Defense and Celanese Chemical Company from 1983 to 1986.  Ms. Fouse currently serves on the Board of Dick’s Sporting Goods, a leading U.S. retailer of sporting goods and athletic apparel.

Ms. Fouse will receive the directors’ annual cash retainer and equity compensation, both pro-rated from the date she became a director.

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Shareholders held on November 6, 2012, the Company’s shareholders voted on the following matters:

1.	Election of four directors of the Company:

Nominee	For	Withheld	Broker Non-Votes
Gary M. Cohen	69,486,346	4,882,173	5,276,401
David T. Gibbons	41,349,497	33,019,022	5,276,401
Ran Gottfried	67,796,391	6,572,128	5,276,401
Ellen R. Hoffing	67,829,220	6,539,299	5,276,401

2.	Advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
65,637,113	8,637,293	94,313	5,276,201

3.	Ratification of the appointment of Ernst & Young LLP:

For	Against	Abstain	Broker Non-Votes
77,667,231	1,720,709	256,980	-

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by Perrigo Company on November 7, 2012, furnished solely pursuant to Item 2.02 of Form 8-K.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY
(Registrant)

	By:	/s/ Judy L. Brown
Dated: November 7, 2012		Judy L. Brown
Executive Vice President and
Chief Financial Officer
(Principal Accounting and Financial Officer)

Exhibit Index

Exhibit 99.1 – Press Release issued by Perrigo Company on November 7, 2012 furnished solely pursuant to Item 2.02 of Form 8-K.